Exhibit 99.1

PRESS RELEASE

THERAVANCE ANNOUNCES CLOSING OF PUBLIC OFFERING OF
$287.5 MILLION OF CONVERTIBLE SUBORDINATED NOTES

SOUTH SAN FRANCISCO, CA. — January 24, 2013 — Theravance, Inc. (NASDAQ: THRX) (the “Company”), a biopharmaceutical company with a pipeline of internally discovered product candidates and strategic collaborations with pharmaceutical companies, announced that it closed the sale of its previously announced underwritten public offering of $287.5 million aggregate principal amount of its 2.125% convertible subordinated notes due 2023 (the “notes”), which includes the underwriters’ full exercise of their option to purchase an additional $37.5 million aggregate principal amount of the notes. BofA Merrill Lynch acted as the sole book-running manager for the offering.

In connection with the offering of the notes, the Company entered into privately-negotiated capped call option transactions.  The aggregate cost of the capped call options was $36.8 million.

The capped call options are expected generally to reduce the potential dilution upon conversion of the notes in the event that the market price of the Company’s common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes, and is expected to be subject to customary anti-dilution adjustments.  However, if the market price of the Company’s common stock, as measured under the terms of the capped call transactions, exceeds $38.00 per share, which is the initial cap price of the capped call transactions, the anti-dilutive effect of the capped call transactions will be limited.

In addition to paying for the cost of entering into the capped call option transactions, the Company intends to use the net proceeds of the offering for potential milestone payments to GlaxoSmithKline plc if there is any approval or launch of products under the parties’ long-acting beta2 agonist (LABA) collaboration, including RELVAR™ or BREO™ (fluticasone furoate/vilanterol), ANORO™ (umeclidinium bromide/vilanterol), or vilanterol, for the potential repayment of debt, and for other general corporate purposes.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The offering was made pursuant to a registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 16, 2013 and including a final prospectus dated January 17, 2013 filed with the SEC on January 18, 2013. Before you invest in the notes, you should read the prospectus in that registration statement and the other documents the issuer has filed with the SEC for more complete information about the issuer and the notes. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus may be obtained by contacting the issuer or by calling BofA Merrill Lynch at 866-500-5408. In addition, copies of the final prospectus may be obtained from BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, or email dg.prospectus_requests@baml.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

RELVAR™ or BREO™ (FF/VI) and ANORO™ (UMEC/VI) are investigational medicines and are not currently approved anywhere in the world. RELVAR™, BREO™ and ANORO™ are trademarks of the GlaxoSmithKline group of companies. The use of these brand names has not yet been approved by any regulatory authority.

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Factors that could cause such differences are described under the heading “Risk Factors” contained in Theravance’s final prospectus filed with the SEC on January 18, 2013 related to the offering and the risks discussed in the Company’s periodic filings with SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

Contact Information:

Theravance, Inc.

Michael W. Aguiar

Senior Vice President and Chief Financial Officer

650-808-4100

investor.relations@theravance.com